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                                SUBSIDIARIES




                                              JURISDICTION
                                                 OF
SUBSIDIARY                                    INCORPORATION
----------                                    --------------

Aldila Golf Corp.                             Delaware, U.S.

Aldila Foreign Sales Corp.                    U.S. Virgin Islands

Aldila de Mexico, S.A. de C.V.                Mexico

Aldila Graphite Products (Zhuhai)
    Company Limited                           People's Republic of China





















                             Exhibit 21.1


                                 -37-